INDEPENDENT AUDITOR'S CONSENT

We consent to the use in Amendment No. 2 to Registration Statement No. 333-59824 of Southern Connecticut Bancorp, Inc. on Form SB-2, of our report dated January 30, 2001, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our Firm under the caption "Experts" in such Prospectus.

/s/ McGladrey & Pullen, LLP

New Haven, Connecticut
July 3 , 2001